UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2013

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on November 18, 2013, management of ChromDex Corporation (the “Company”) and the Company’s Audit Committee,  determined that the previously issued financial statements for the three month period and six month  period ending  March 30, 2013 and June 29, 2013, respectively, contained in the Company’s Quarterly Reports on Form 10-Q (“Quarterly Reports”) for the period ended March 30, 2013 (as filed with the Securities and Exchange Commission on May 10, 2013) and June 29, 2013 (as filed with the Securities and Exchange Commission on August 13, 2013), respectively, should no longer be relied upon because of the accounting treatment of certain non-cash items in the Quarterly Reports and that those financial statements would be restated to make the necessary accounting adjustments.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

4.02(a) On November 18, 2013, the Company’s Chief Financial Officer, the Company’s management and the Company’s Audit Committee, concluded that the previously issued financial statements contained in the Company’s Quarterly Reports should no longer be relied upon because of the accounting treatment of certain non-cash items in the Quarterly Reports and that those financial statements would be restated to make the necessary accounting corrections. During the Company’s review of the interim financial statements for the three and nine months ended September 28, 2013, the Company determined that the financial statements filed for the three month period ended March 30, 2013 and the six month period ended June 29, 2013 (the “Financial Statements”) contained items that require correction pertaining to the accounting treatment of the sale of the BluScience assets to NeutriSci International, Inc. (“NS”).   The value of the equity and the senior secured convertible note that the Company received from NS as part of the purchase price were originally accounted for at their stated values which resulted in the Company recognizing a gain on the sale of the BluScience assets. Due to the inability to make a reliably determinable estimate of the fair value of the NS equity securities and the ultimate collectability of the note received as consideration, management has determined that the proper accounting for the sale transaction is the cost recovery method.  Under the cost recovery method, no gain on the sale will be recognized until the Company’s cost basis in the net assets sold has been recovered. In addition, the Company originally accounted for its investment in NS under the cost method and the Company has now determined that the equity method should have been used. The Company expects all amendments and restatements to the Financial Statements affected to be non-cash in nature.

As a result of the issues raised above, the Company was unable to file its Quarterly Report on Form 10-Q for the period ended September 28, 2013 on a timely basis.

The Company has determined that the restatements of its Financial Statements resulted from a material weakness in its internal control over financial reporting, specifically related to its process and procedures related to the accounting for sale of assets in exchange for non-cash consideration. The Company has been actively engaged in developing a remediation plan to address the material weakness. Implementation of the remediation plan is in process and consists of, among other things, redesigning the procedures to enhance its identification, capture, review, approval and recording of contractual terms included in asset sale and treatment of equity investment. The Company also intends to seek the counsel of other experts in accounting before discussions with its auditors on future unusual and non-recurring transactions.

The Company’s Chief Financial Officer, along with the Company’s Audit Committee, discussed with McGladrey LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

The Company will restate the Financial Statements to correct the accounting treatment of certain non-cash items noted above and file amendments to the previous periods Quarterly Reports with the Securities and Exchange Commission as soon as practicable.

The following tables show the impact that the restatements will have for the periods described below:

Statement of Operations (Unaudited)
For the Three Month Period Ened March 30, 2013
	Previously Reported	Restatement Adjustments	As Restated
Sales	$2,334,566	$-	$2,334,566
Gross profit	672,840	-	672,840
Net income (loss)	$1,468,525	$(2,892,597)	$(1,424,072)

Basic net income (loss) per common share	$0.02	$(0.03)	$(0.02)

Diluted net income (loss) per common share	$0.01	$(0.03)	$(0.02)

Statement of Operations (Unaudited)
For the Three Month Period Ended June 29, 2013
	Previously Reported	Restatement Adjustments	As Restated
Sales	$2,706,896	$-	$2,706,896
Gross profit	960,738	-	960,738
Net loss	$(989,722)	$(31,144)	$(1,020,866)

Basic and Diluted net loss per common share	$(0.01)	$(0.00)	$(0.01)

Statement of Operations (Unaudited)
For the Six Month Period Ended June 29, 2013
	Previously Reported	Restatement Adjustments	As Restated
Sales	$5,041,462	$-	$5,041,462
Gross profit	1,633,578	-	1,633,578
Net income (loss)	$478,803	$(2,923,741)	$(2,444,938)

Basic net income (loss) per common share	$0.00	$(0.03)	$(0.03)

Diluted net income (loss) per common share	$0.00	$(0.03)	$(0.03)

Balance Sheet (Unaudited)
March 30, 2013
	Previously Reported	Restatement Adjustments	As Restated
Total assets	$10,717,431	$(2,892,597)	$7,824,834
Total liabilities	3,983,157	-	3,983,157
Total stockholder's equity	$6,734,274	$(2,892,597)	$3,841,677

Balance Sheet (Unaudited)
June 29, 2013
	Previously Reported	Restatement Adjustments	As Restated
Total assets	$10,945,473	$(2,923,741)	$8,021,732
Total liabilities	3,753,218	-	3,753,218
Total stockholder's equity	$7,192,255	$(2,923,741)	$4,268,514

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2013

CHROMADEX CORP. By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer